Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 2014 relating to the financial statements and financial statement schedule, which appears in QuickLogic Corporation’s Annual Report on Form 10-K for the year ended January 3, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
December 9, 2016